HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	Nasdaq: HMSY

PRESS RELEASE

Release:	May 5, 2004

Contact:	William F. Miller III, Chairman and CEO (212) 857-5423 (212) 857-5973 (fax) E-Mail: ir@hmsy.com http://www.hmsholdings.com

HMS Holdings Corp. Announces Resolution of Department of Justice Matter
and First Quarter Results

     New York, NY, May 5, 2004 — HMS Holdings Corp. (Nasdaq: HMSY) announced today that the Company has reached an agreement with the United States Attorney’s Office for the Southern District of New York to settle certain matters raised in the course of the United States Attorney’s investigation of medical reimbursement claims submitted to Medicaid and other federal healthcare programs on behalf of a significant client of Accordis Inc. (Accordis). As part of the settlement, the Company has agreed to pay the United States government $1.35 million, subject to the satisfactory negotiation of a corporate integrity agreement with the Office of Inspector General for the Department of Health and Human Services and the concurrent dismissal of a qui tam lawsuit against the Company that was the basis of the government’s investigation.

     The Company has recorded a charge of $1.7 million in the quarter ended March 31, 2004 to reflect the settlement and related legal and other expenses. As a result of this charge, the Company incurred a net loss for the quarter of $300,000.

     The Company has been cooperating with the United States Attorney’s investigation since the issuance of a subpoena for documents in January 2003. The investigation focused on claims submitted since 1982. William F. Miller III, the Company’s Chairman and Chief Executive Officer stated, “The issues raised by the government primarily concerned the appropriateness of completing healthcare reimbursement claims with general information when specific diagnosis information was not available. As a result of subsequent changes in regulations and upgrades of our client’s information systems, the billing practices that were reviewed by the government are no longer being employed. With this settlement, we are optimistic that we can now begin to put the investigation behind us and turn our full attention to managing the Company’s business.”

     Additionally, HMS Holdings announced results today for the quarter ended March 31, 2004, reporting revenue of $19.3 million compared with $17.8 million during the prior year period. HMS Holdings reported a net loss of approximately $300,000 or $0.01 per basic and diluted common share for the quarter, compared to a net loss of $400,000 or $0.02 per common share during the first quarter of the prior year.

     The current quarter operating results include expenses of $1.7 million for the settlement, legal and other fees associated with the previously disclosed United States Attorney’s investigation, compared with $600,000 related to this matter in the first quarter of the prior year.

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	Nasdaq: HMSY

PRESS RELEASE

     The table below depicts pro forma net income for the first quarter of this year prior to all expenses relating to the investigation by the United States Attorney’s Office.

	Net income (loss)	Earnings (loss) per Share
	(In thousands, except per share amounts)
Net loss (GAAP)	$(273)	$(0.01)
Adjustments:
U.S. Attorney settlement expense and related legal fees	1,687	0.09
Pro forma net income (non-GAAP)	$1,414	$0.08

     Revenue from Health Management Systems, Inc. (HMS), which provides third party liability identification and recovery services to state Medicaid agencies, was $10.0 million for the first quarter compared to $8.7 million for the first quarter of the prior year. This 15% growth reflects increased revenue from existing customers as well as an increase in the number of customers. For the full fiscal year, HMS revenue is expected to grow between 12% and 15% over the prior year.

     Revenue from Accordis, which provides outsourced business office and reimbursement services to hospitals and other healthcare providers, was $9.4 million for the first quarter compared to $9.1 million for the first quarter last year. This 3% growth reflects increased revenue from existing customers as well as an increase in the number of customers. For the full fiscal year, Accordis revenue is still expected to grow between 6% and 9% over the prior year.

     William F. Miller III said, “Our first quarter results of operations, exclusive of the United States Attorney settlement discussed above, represent a solidly profitable quarter with revenue growth in both of our businesses. In looking at the remainder of 2004, we are confident in affirming our previous guidance for revenue and operating margin for the full year. Our forecasted year-over-year revenue growth should translate into incremental operating income consistent with our leverage model at a rate of 20% to 40%. As always, the project nature of some of our business can result in an uneven revenue stream and thus our expectations for 2004 are based on an annual comparison to 2003 and are not necessarily applicable on a sequential or year-over-year quarterly basis.”

     The HMS Holdings Corp. Form 10-Q for the period ended March 31, 2004 will be filed and available on our website www.hmsholdings.com on or about May 14, 2004, and will contain additional information about our results of operations for the fiscal year to date. This press release and the financial statements herein will be available at www.hmsholdings.com for at least a 12-month period. Shareholders and interested investors are also welcome to contact the Company through our Investor Relations phone number, 212-857-5423. Following the filing of the Form 10-Q, corporate executives will be available to respond to inquiries from shareholders and interested investors.

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HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	Nasdaq: HMSY

PRESS RELEASE

     HMS Holdings Corp. provides revenue recovery, cost containment and business office outsourcing services to healthcare providers and payors. We help our clients increase revenue, accelerate collections and reduce operating and administrative costs.

     Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of HMSY, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to (i) the information being of a preliminary nature and therefore subject to further adjustment; (ii) the final resolution of the investigation by the United States Attorney’s Office; (iii) the uncertainties of litigation; (iv) HMSY’s dependence on significant customers; (v) changing conditions in the healthcare industry which could simplify the reimbursement process and adversely affect HMSY’s business; (vi) government regulatory and political pressures which could reduce the rate of growth of healthcare expenditures and/or discourage the assertion of claims for reimbursement against and delay the ultimate receipt of payment from third party payors; (vii) competitive actions by other companies, including the development by competitors of new or superior services or products or the entry into the market of new competitors; (viii) all the risks inherent in the development, introduction, and implementation of new products and services; and (ix) other risk factors described from time to time in HMSY’s filings with the SEC, including HMSY’s Form 10-K for the year ended December 31, 2003. HMSY assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise. When/if used in this release, the words “focus”, “believe”, “confident”, “anticipate”, “expected”, “strong”, “potential”, and similar expressions are intended to identify forward-looking statements, and the above described risks inherent therein.

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HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(unaudited)

	Three months ended March 31,
	2004	2003
Revenue	$19,327	$17,758
Cost of services:
Compensation	10,480	9,870
Data processing	1,166	1,170
Occupancy	1,328	1,485
Direct project costs	3,177	3,342
Other operating costs	1,822	1,756
US Attorney investigation costs	1,687	627

Total cost of services	19,660	18,250

Operating loss	(333)	(492)
Net interest income	60	97

Loss before income taxes	(273)	(395)
Income taxes	—	—

Net loss	$(273)	$(395)

Basic loss per share data:
Net loss per share	$(0.01)	$(0.02)

Weighted average common shares outstanding, basic	18,619	18,266

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(unaudited)

	March 31,	December 31,
	2004	2003
Assets
Current assets:
Cash and cash equivalents	$29,367	$26,615
Short-term investments	100	100
Accounts receivable, net	16,435	17,331
Prepaid expenses and other current assets	1,115	1,072

Total current assets	47,017	45,118
Property and equipment, net	3,421	3,123
Goodwill	5,679	5,679
Deferred income taxes, net	8,920	8,920
Other assets	162	283

Total assets	$65,199	$63,123

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$12,555	$11,804

Total current liabilities	12,555	11,804
Other liabilities	771	712

Total liabilities	13,326	12,516

Commitments and contingencies
Shareholders’ Equity
Preferred stock — $.01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock — $.01 par value; 45,000,000 shares authorized; 20,785,288 shares issued and 19,140,372 shares outstanding at March 31, 2004; 20,042,421 shares issued and 18,397,505 shares outstanding at December 31, 2003;	208	200
Capital in excess of par value	76,698	75,167
Accumulated deficit	(15,745)	(15,472)
Treasury stock, at cost; 1,644,916 shares at March 31, 2004 and December 31, 2003	(9,288)	(9,288)

Total shareholders’ equity	51,873	50,607

Total liabilities and shareholders’ equity	$65,199	$63,123

HMS Holdings Corp. 401 Park Avenue South New York, New York 10016 (212) 685-4545 (212) 857-5004 (fax)	Nasdaq: HMSY

PRESS RELEASE

Condensed Consolidated Statement of Cash Flows
(in Thousands)
(unaudited)

	Three months ended March 31,
	2004	2003
Operating activities:
Net loss	$(273)	$(395)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of fixed assets	17	—
Depreciation and amortization	539	725
Provision for doubtful accounts	75	75
Stock compensation credit	—	(45)
Changes in assets and liabilities:
Decrease in accounts receivable	821	955
(Increase) decrease in prepaid expenses and other current assets	(43)	41
Decrease in other assets	121	100
Increase (decrease) in accounts payable, accrued expenses and other liabilities	810	(2,013)

Net cash provided by (used in) operating activities	2,067	(557)

Investing activities:
Purchases of property and equipment	(808)	(182)
Investment in software	(46)	—

Net cash used in investing activities	(854)	(182)

Financing activities:
Proceeds from exercise of stock options	1,539	—
Repayment of note receivable from officer for purchase of common stock	—	361
Purchases of treasury stock	—	(104)
Proceeds from issuance of common stock	—	(48)

Net cash provided by financing activities	1,539	305

Net increase (decrease) in cash and cash equivalents	2,752	(434)
Cash and cash equivalents at beginning of period	26,615	24,174

Cash and cash equivalents at end of period	$29,367	$23,740

Supplemental disclosure of non-cash investing and financing activities:
Change in unearned compensation	$—	$(45)

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$18	$14